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                                                                   Exhibit 10.31

                                     WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

                        WARRANT TO PURCHASE COMMON STOCK
                            OF HEALTHGATE DATA CORP.

                             (Subject to Adjustment)

NO. 1


       THIS CERTIFIES THAT, for value received, General Electric Company, a New York Corporation or one or more of its affiliates, or their permitted registered assigns ("HOLDER"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after June 17, 1999 (the "EFFECTIVE DATE"), and before 5:00 p.m. Eastern Daylight Time on June 17, 2004 (the "EXPIRATION DATE"), to purchase from HealthGate Data Corp., a Delaware corporation (the "Company" or the "Corporation") 300,000 shares of Common Stock of the Company. The exercise price per share ("Purchase Price") shall be $37.653 (which price is expected to be $8.25 per share for 1,369,200 shares upon application of the provisions of Section 4.3 hereof as required upon the Company's proposed 4.564 for 1 stock split). This Purchase Price may be repriced once, but only once, for all Warrant shares outstanding, if and upon the first to occur of the following:

       (i) Consummation of an IPO in which the IPO Price per share of the Common Stock is less than $37.653 per share, which shall result in repricing to a price per share of 75% of the IPO Price, such repricing to be effective with the consummation of the IPO.

       (ii) Consummation of a Qualified Private Placement, prior to an IPO, which shall result in repricing to a price per share of 70% of the Private Placement Price, such repricing to be effective with the consummation of the Qualified Private Placement.



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       (iii) Consummation of a Company Sale, prior to an IPO, implying an equity value of the Company at greater than $150,000,000, which shall result in repricing to a price per share of 75% of the Company Sale Price, such repricing to be effective with the consummation of such Company Sale.

       (iv) Consummation of a Company Sale, prior to an IPO, implying an equity value of the Company at less than $150,000,000, which shall result in repricing to a price per share of the lower of 75% of the Company Sale Price or $13.74 per share (which price is expected to be $3.011 per share for 1,369,200 shares upon application of the provisions of Section 4.3 hereof as required upon the Company's proposed 4.564 for 1 stock split).

       (v) Failure of the Company to consummate an IPO, a Qualified Private Placement or a Company Sale on or before December 31, 1999, which shall result in repricing to a price per share of $13.74 per share (which price is expected to be $3.011 per share for 1,369,200 shares upon application of the provisions of Section 4.3 hereof as required upon the Company's proposed 4.564 for 1 stock split), such repricing to be effective as of January 1, 2000.


Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued pursuant to that certain Warrant Purchase Agreement, dated June 11, 1999 (the "PURCHASE AGREEMENT"), between the Company and Holder.



1. CERTAIN DEFINITIONS. Terms used, but not defined herein shall have the meaning assigned to them in the Purchase Agreement. As used in this Warrant the following terms shall have the following respective meanings:

       "CHANGE OF CONTROL" shall mean any transaction or series of related transactions pursuant to which any entity or person (including without limitation any of their respective affiliates) other than an existing stockholder of the Company or an existing stockholder's affiliate first acquires after the effective date of this Agreement, directly or indirectly, an aggregate amount of fifty percent (50%) or more voting control or fifty percent (50%) or more of the equity securities ("Control") of the Company (or of any entity directly or indirectly having Control of the Company) or by contract or otherwise obtains the right to appoint at least fifty percent (50%) of the Board of Directors of the Company (or any entity directly or indirectly having Control of the Company).

       "COMPANY SALE" shall mean any Change of Control of the Company effected by issuance of an equity interest (not to include a registered public offering or Qualified Private Placement), a capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets.

       "COMPANY SALE PRICE" shall mean the per share common equivalent price paid (or implied by the consideration received) for the Company in the event of a Company Sale.


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       "FAIR MARKET VALUE" of a share of Common Stock (or any other security as applicable) as of a particular date shall mean:

              (a) If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 5 business days ending immediately prior to the applicable date of valuation;

              (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

              (c) If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firm shall be paid for equally by the Company and the Purchaser.

       "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

       "IPO" shall mean the Company's first firm commitment underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission in which the Company's common stock is issued at an IPO Price implying a post closing equity value of no less than $150,000,000 and which is closed prior to December 31, 1999.

       "PERSON" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

       "PRIVATE PLACEMENT PRICE" will be the price at which one share of Common Stock (or its convertible or exchangeable equivalent) was sold in a Qualified Private Placement.

       "QUALIFIED PRIVATE PLACEMENT" shall mean an offering of the Company's Common Stock that is exempt from the registration requirements of the Act, in which the Company's common stock is issued at a Private Placement Price implying an equity value of no less than $150,000,000, at an aggregate offering price of not less than $10,000,000 and which is closed prior to December 31, 1999.

       "REGISTERED HOLDER" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

       "WARRANT" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.


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       "COMMON STOCK" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

2.     EXERCISE OF WARRANT

       2.1. PAYMENT. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as EXHIBIT 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

              (a) this Warrant at the principal office of the Company, and

              (b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or
(iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount"), provided that if Holder is subject to HSR Act Restrictions (as defined in Section 2.5 below), the Exercise Amount shall be paid to the Company within five
(5) business days of the termination of all HSR Act Restrictions.

       2.2.   NET ISSUE EXERCISE. In lieu of the payment methods set forth in
Section 2.1(b) above, the Holder may elect to exchange all or some of the Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

              X - Y (A-B)
                  -------
                    A

              Where X = the number of shares of Common Stock to be issued to Holder.

              Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

              A = the Fair Market Value of one share of the Company's Common Stock.

              B = Purchase Price (as adjusted to the date of such calculation).

       All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2.

       2.3.   "EASY SALE" EXERCISE. In lieu of the payment methods set forth in
Section 2.1(b) and Section 2.2 above, when permitted by law and applicable regulations (including Nasdaq and

NASD rules), the Holder may pay the Purchase Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay for the Purchase Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Shares to forward the Purchase Price directly to the Company.

       2.4. STOCK CERTIFICATES; FRACTIONAL SHARES. As soon as practicable on or after the date a person or persons are entitled to receive certificates for shares of Common Stock, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

       2.5. HSR ACT. The Company hereby acknowledges that exercise of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the HSR Act and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Act Restrictions"). If on or before the Expiration Date Holder has sent the Notice of Exercise to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of HSR Act Restrictions, the Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date.

       2.6. PARTIAL EXERCISE; EFFECTIVE DATE OF EXERCISE. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if Holder is subject to HSR Act filing requirements this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all HSR Act Restrictions. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

       2.7. EXERCISE SUBJECT TO UNDERWRITER LOCKUP AGREEMENTS. In the case of an underwritten public offering of the equity securities of the Company, the Purchaser shall be required to execute "lockup" agreements prohibiting the exercise of the Warrant and the sale of the common shares underlying the Warrant provided that the execution of such agreements are requested by the underwriters, and provided further that the prohibition on sale and exercise shall not be longer than 180 days.

       2.8. EXERCISE IN CONNECTION WITH AN IPO. Upon receipt of a written notice of the


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Company's intention to raise capital by selling shares of Common Stock in an IPO
(the "IPO NOTICE"), which notice shall be delivered to Holder at least thirty
(30) but not more than ninety (90) days before the anticipated date of the filing with the Securities and Exchange Commission of the registration statement associated with the IPO, the Holder shall promptly notify the Company whether or not the Holder intends to exercise this Warrant in order to sell the resulting shares of Common Stock in the IPO. Notwithstanding whether or not an IPO Notice has been delivered to Holder or any other provision of this Warrant to the contrary, if Holder decides to exercise this Warrant while a registration statement is on file with the Securities and Exchange Commission (the "SEC") in connection with the IPO, this Warrant shall be deemed exercised on the consummation of the IPO and the value of a share of Common Stock (the "IPO Price") will be the price at which one share of Common Stock was sold to the public in the IPO. If Holder has elected to exercise this Warrant pursuant to this Section 2.8 while a registration statement is on file with the Securities and Exchange Commission in connection with an IPO and the IPO is not consummated (or is consummated at an implied equity valuation less than $150,000,000 such that it does not qualify as an IPO), then Holder's exercise of this Warrant shall not be effective unless Holder confirms in writing Holder's intention to go forward with the exercise of this Warrant, in which case the Purchase Price will be whatever price was in effect at the time without regard to the price that would have been applicable had the IPO occurred. Notwithstanding the foregoing, the Holder shall not be permitted to sell shares of Common Stock in the IPO if in the opinion of the underwriters of the IPO, such a sale would have a material adverse affect on the IPO. Purchaser acknowledges that the Company has previously filed a Registration Statement on Form S-1 (Reg. No. 333-76899) (and that the underwriters for such proposed IPO have advised the Company that no shares of selling stockholders should be included in such Registration Statement. Accordingly, unless the Company and its underwriters expressly agree otherwise, the Company has no obligation to include any of the shares issuable under this Warrant in Registration Statement No. 333-76899 and Purchaser has accepted the Company's previous notice of such proposed IPO as timely. The Company represents and warrants that no other of its equity holders will be permitted to sell any shares of Common Stock in the Company's proposed initial public offering described in Registration Statement No. 333-76899.

       2.9 EXERCISE IN CONNECTION WITH A COMPANY SALE. Upon receipt of a written notice of a Company Sale pursuant to Section 4.6 hereof (a "Company Sale Notice"), in addition to any rights that the Holder may have in connection with a Company Sale constituting an Organic Change, the Holder shall promptly notify the Company whether or not the Holder will exercise this Warrant in connection with the consummation of the Company Sale. If Holder has elected to exercise this Warrant in connection with such Company Sale and such Company Sale is not consummated, then Holder's exercise of this Warrant shall not be effective unless Holder confirms in writing Holder's intention to go forward with the exercise of this Warrant, in which case the Purchase Price will be whatever price was in effect without regard to the Company Sale.

3. VALID ISSUANCE: TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE, TERMS AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment in accordance with the following, provided no adjustment shall be made pursuant to Sections
4.1 or 4.2 if a price adjustment is made pursuant to Section 1 or Section 4.7 hereof and provided further that there shall be no such adjustment pursuant to
Section 4.1(b), 4.2 or Section 4.7 after the consummation of a public offering meeting the definition of an IPO in all respects except that it need not occur prior to December 31, 1999:

       4.1.   ADJUSTMENT OF PURCHASE PRICE.

              (a) In order to prevent dilution of the rights granted hereunder, the Purchase Price and number of shares of Common Stock for which this Warrant is exerciseable will be subject to adjustment from time to time pursuant to this Section 4.1; provided, however, that notwithstanding the foregoing, no adjustment to the Purchase Price will be made or considered under this Section 4.1 with respect to the issuance of shares of Common Stock upon the exercise of convertible securities, options, warrants and other rights which were outstanding or issuable under the Company's 1994 Stock Option Plan as of the date hereof and disclosed in the Schedules to the Warrant Purchase Agreement.

              (b) If and whenever after the Effective Date the Corporation issues or sells, or in accordance with Article 4 is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to such time, except as provided in
Section 4.1(a), then forthwith upon such issue or sale the Purchase Price will be reduced to the Purchase Price determined by multiplying the Purchase Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be equal to the sum of (1) the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale plus (2) the number of shares of Common Stock which would have been issued in exchange for the aggregate consideration received by the Corporation upon such issue or sale if such shares had been issued or sold at the Purchase Price, and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. In addition, the number of shares for which this Warrant is exerciseable shall be adjusted to equal the quotient of
(1) the aggregate Purchase Price for purchase of all shares of Common Stock for which the Warrant was exerciseable immediately prior to such issue or sale divided by (2) the new Purchase Price as adjusted pursuant to the terms hereof.

       4.2. EFFECT ON PURCHASE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Purchase Price under Section 4.1, the following will be applicable:

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              (a)    ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any
manner grants any right, warrant or option to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock, (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of any such Options or upon conversion or exchange of any such Convertible Securities is less than the Purchase Price in effect immediately prior to the time of the granting of such Option, then the total maximum number of shares of Common Stock issuable upon the exercise of such Option or upon conversion or exchange of the total maximum amount of such Convertible Security issuable upon the exercise of such Option will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this subparagraph 4.2(a), the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of such Options, plus in the case of such Options which are related to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Purchase Price will be made upon the actual issuance of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Security.

              (b) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Purchase Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale the Purchase Price will be reduced as set forth in Section 4.1(b). For purposes of determining the new Purchase Price, the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this subparagraph 4.2(b), the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Purchase Price will be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Purchase Price had been or are to be made pursuant to other provisions of this Article 4, no further adjustment of the Purchase Price will be made by reason of such issuance or sale.

              (c) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Purchase Price in effect at the time of such change will be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or charged conversion rate, as the case may be, at the time initially granted, issued or sold.

              (d) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Purchase Price then in effect hereunder will be adjusted to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

              (e) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value (as defined INFRA) of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Fair Market Value thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities will be determined in good faith jointly by the Corporation and the holder of the Warrant. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holder of the Warrant.

              (f) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration to be determined pursuant to the procedures set forth in Section 4.2(e).

              (g) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.


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              (h)    RECORD DATE. If the Corporation takes a record of the
holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided that if such dividend, distribution or subscription is not ultimately consummated, no adjustment will be made to the Purchase Price hereunder or, if so made, such adjustment will be rescinded.

       4.3. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination will be proportionately increased. In addition, the number of shares of Common Stock into which the Warrant is exerciseable shall be adjusted proportionately in accordance with
Section 4.1(a).

       4.4. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holder of the Warrant) to ensure that the holder of the Warrant will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as such holder would have received in connection with such Company Sale if such holder had converted his or her Warrant immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holder of the Warrant) to ensure that the provisions of this Article 4 and Article 5 will thereafter be applicable to the Warrant (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Purchase Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrant, if the value so reflected is less than the Purchase Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holder of the Warrant), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

       4.5. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Article 4 but not expressly provided for by such provisions, then the Corporation's Board of Directors will make an appropriate adjustment in the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant so as to protect the rights of the holder of the Warrant; provided that no such adjustment will increase the Purchase Price as otherwise determined pursuant to this Article 4 or decrease the number of shares of Common Stock issuable upon exercise of the Warrant.

       4.6.   NOTICES.

              (a) Within five Business Days of any adjustment of the Purchase Price pursuant to Article 4 hereof or the establishment or reestablishment of any price pursuant to the Purchase Price provisions in clauses (i) through (v) of the first paragraph of this Warrant, the Corporation will give written notice thereof to the holder of the Warrant; provided that this provision shall not be construed to create a presumption that the Holder has conceded its right to challenge the Company's adjustment if it believes it was not done in accordance with the terms of this Agreement.

              (b) The Corporation will give written notice to the holder of the Warrant at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Company Sale, Organic Change, dissolution or liquidation.

              (c) The Corporation will also give written notice to the holder of the Warrant at least 20 days prior to the date on which any Company Sale or Organic Change will take place.

              (d) The Company will give written notice to the holder of the Warrant at least 20 days prior to the date on which any Qualified Private Placement is consummated. If Holder has elected to exercise this Warrant after receipt of a Private Placement Notice but before the consummation of the Qualified Private Placement, and the Private Placement is not consummated (or is consummated at an implied equity valuation less than $150,000,000 or an aggregate net offering price of not less than $10,000,000, such that it does not qualify as a Qualified Private Placement), then Holder's exercise of this Warrant shall not be effective unless Holder confirms in writing Holder's intention to go forward with the exercise of this Warrant, in which case the Purchase Price will be whatever price was in effect at the time of exercise without regard to the price that would have applied had the Qualified Private Placement been consummated.

       4.7. MOST FAVORED NATION TREATMENT. The terms of this Warrant shall be automatically amended without any action on the part of the Company to conform to the terms of any other Options or Convertible Securities issued by the Company twelve months after the Effective Date to the extent that those terms are more favorable to the holder of such Options or Convertible Securities than the terms of this Warrant are to the Holder; provided, however that no Purchase

Price or other adjustment shall be made with respect to Options under the Company's 1994 Stock Option Plan. Accordingly, in addition to any other items to be adjusted hereunder, the Purchase Price shall be adjusted to the extent necessary to be at least as favorable to the Holder as those of any such Options or Convertible Securities issued within twelve months after the Effective Date exclusive of Options granted under the Company's 1994 Stock Option Plan. The Company shall provide notice to the holder of any issuance of Options or Convertible Securities made within 12 months after the Effective Date and will enter into any agreement reasonably requested to evidence the amendment of the terms or pricing indicated hereby.


5. PURCHASE RIGHTS. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of the Warrant will be entitled to acquire at the time of exercise of the Warrant by such holder (based on the number of shares of Common Stock issued upon such exercise), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon exercise of such holder's Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, that holder of the Warrant shall not be entitled to any Purchase Rights under this Article 5 if such holders have received an adjustment in the Purchase Price of the Warrant under Article 4 with respect to the issuance of such Purchase Rights.

6. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such mutilated warrant, the Corporation will (at the holder's expense) execute and deliver in lieu of such warrant a new warrant of identical tenor representing the warrant represented by such lost, stolen, destroyed or mutilated warrant and dated the date of such lost, stolen, destroyed or mutilated warrant.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock and Common Stock upon the exercise of this Warrant.

8. TRANSFER AND EXCHANGE. Subject to Article 9, this Warrant and all rights hereunder may be freely transferred in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act of 1933, as amended (the "1933 Act"), covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

12. REGISTRATION RIGHTS. All shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Purchase Agreement, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

13. NOTICES. All notices and other communications from the Company to the Holder shall be given in accordance with the Purchase Agreement.

14. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

16. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

17. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

18. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

19. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

20. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

       IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.


GENERAL ELECTRIC COMPANY                  HEALTHGATE DATA CORP.



By: /S/ MICHAEL A. JONES                  By: /S/ WILLIAM S. REECE
    ---------------------------               ------------------------------

MICHAEL A. JONES                          WILLIAM S. REECE
---------------------------------         ----------------------------------
Printed Name                              Printed Name

GM, GLOBAL BUSINESS DEVELOPMENT           CEO
---------------------------------         ----------------------------------
Title                                     Title



                            SIGNATURE PAGE TO WARRANT